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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                October 26, 2000

                              GRANT PRIDECO, INC.
             (Exact name of Registrant as specified in its Charter)

           DELAWARE                        001-15423                      76-0312499
(State or other jurisdiction of    (Commission file Number)            (I.R.S. Employer
incorporation or organization)                                        Identification No.)

           1450 LAKE ROBBINS DRIVE,                                77380
                  SUITE 600,                                     (Zip Code)
             THE WOODLANDS, TEXAS
   (Address of principal executive offices)

                                 (281) 297-8500
               (Registrant's telephone number, include area code)

--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

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

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     We are filing a shelf registration on Form S-3 to sell from time to time up to $500 million in debt securities, common and preferred stock, depository shares and warrants. We expect that all of our domestic subsidiaries will be guarantors of any series of debt securities, and our domestic subsidiaries are therefore co-registrants under the registration statement. Pursuant to Rule 3-10 of Regulation S-X, we are filing historical financial information for our subsidiary guarantors. We have not otherwise changed the information in our audited financial statements from those previously filed. The financial information filed as part of this report includes:

          (1) The audited financial statements as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 in order to reflect the inclusion therein of the subsidiary guarantor financial information required under Rule 3-10 of Regulation S-X.

          (2) The unaudited subsidiary guarantor financial information required under Rule 3-10 of Regulation S-X as of June 30, 2000 and for the three and six month periods ended June 30, 1999 and 2000.

     On October 25, 2000, we issued a press release reporting our third quarter 2000 results of operations. A copy of that press release is attached to this report as Exhibit 99.1.

EXHIBITS
--------
  99.1    Press Release dated October 25, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GRANT PRIDECO, INC.

                                            By:    /s/ FRANCES R. POWELL
                                              ----------------------------------
                                              Frances R. Powell
                                              Vice President and Chief Financial
                                                Officer

Date: October 26, 2000

                              FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Combined Financial Statements of Grant Prideco
  Report of Independent Public Accountants..................  F-2
  Combined Balance Sheets as of December 31, 1998 and
     1999...................................................  F-3
  Combined Statements of Operations for the years ended
     December 31, 1997, 1998, and 1999......................  F-4
  Combined Statements of Cash Flows for the years ended
     December 31, 1997, 1998 and 1999.......................  F-5
  Combined Statements of Stockholder's Equity for the years
     ended December 31, 1997, 1998 and 1999.................  F-6
  Notes to Combined Financial Statements....................  F-7

Quarterly Financial Information -- Subsidiary Guarantor
  Financial Information
  Condensed Consolidating Balance Sheet as of June 30,
     2000...................................................  F-33
  Condensed Combining Statements of Operations for the three and six months ended June 30, 1999.....................  F-34
  Condensed Consolidating Statements of Operations for the
     three and six months ended June 30, 2000...............  F-36
  Condensed Combining Statement of Cash Flows for the six
     months ended June 30, 1999.............................  F-38
  Condensed Consolidating Statement of Cash Flows for the
     six months ended June 30, 2000.........................  F-39

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Grant Prideco, Inc.:

     We have audited the accompanying combined balance sheets of the drilling product businesses of Weatherford International, Inc. (a Delaware corporation) (Grant Prideco), as of December 31, 1998 and 1999, and the related combined statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Grant Prideco as of December 31, 1998 and 1999, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Houston, Texas
January 28, 2000 (except with respect
to the matter discussed in Note 18,
as to which the date is October 26, 2000)

                                 GRANT PRIDECO

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
CURRENT ASSETS:
  Cash and Cash Equivalents.................................  $  6,070   $  6,204
  Restricted Cash...........................................        --      3,658
  Accounts Receivable, Net of Allowance for Uncollectible
     Accounts of $366 and $500 at December 31, 1998 and
     1999...................................................   129,019     77,650
  Inventories...............................................   186,267    173,904
  Current Deferred Tax Asset................................    10,785      6,197
  Other Current Assets......................................    18,155      4,425
                                                              --------   --------
                                                               350,296    272,038
                                                              --------   --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Machinery and Equipment...................................   197,552    224,225
  Land, Buildings and Other Property........................    86,350     81,390
                                                              --------   --------
                                                               283,902    305,615
  Less: Accumulated Depreciation............................    74,908     98,906
                                                              --------   --------
                                                               208,994    206,709
                                                              --------   --------
GOODWILL, NET...............................................   162,464    187,765
INVESTMENT IN UNCONSOLIDATED AFFILIATES.....................     6,848     37,453
OTHER ASSETS................................................     9,712     30,610
                                                              --------   --------
                                                              $738,314   $734,575
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Short-Term Borrowings and Current Portion of Long-Term
     Debt...................................................  $ 52,881   $ 14,710
  Accounts Payable..........................................    41,377     47,459
  Accrued Wages and Benefits................................     4,427      6,277
  Current Deferred Tax Liability............................     8,231      7,144
  Customer Advances.........................................     5,248     18,503
  Purchase Credit...........................................     8,000         --
  Other Accrued Liabilities.................................    24,104     13,308
                                                              --------   --------
                                                               144,268    107,401
                                                              --------   --------
SUBORDINATED NOTE TO WEATHERFORD............................   100,000    100,000
LONG-TERM DEBT..............................................     9,265     24,276
DEFERRED INCOME TAXES.......................................    24,838     44,533
MINORITY INTEREST...........................................        --        886
OTHER LONG-TERM LIABILITIES.................................    14,732      3,623
COMMITMENTS AND CONTINGENCIES
TOTAL STOCKHOLDER'S EQUITY..................................   445,211    453,856
                                                              --------   --------
                                                              $738,314   $734,575
                                                              ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                                 GRANT PRIDECO

                       COMBINED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1997       1998       1999
                                                              --------   --------   --------
REVENUES....................................................  $630,021   $646,454   $286,370
                                                              --------   --------   --------
COSTS AND EXPENSES:
  Cost of Sales.............................................   471,779    480,034    262,269
  Selling, General and Administrative Attributable to
     Segments...............................................    29,903     31,986     31,104
  Corporate General and Administrative......................    11,983     14,407     14,638
  Equity (Income) Loss in Unconsolidated Affiliates.........        --       (267)       419
  Weatherford Charges.......................................       920        960      1,500
  Nonrecurring Charges......................................        --      6,450      9,454
                                                              --------   --------   --------
                                                               514,585    533,570    319,384
                                                              --------   --------   --------
OPERATING INCOME (LOSS).....................................   115,436    112,884    (33,014)
                                                              --------   --------   --------
OTHER INCOME (EXPENSE):
  Interest Expense..........................................    (5,726)    (4,758)    (4,093)
  Weatherford Interest Expense..............................    (7,250)    (7,250)    (7,250)
  Other, Net................................................      (396)     4,692       (138)
                                                              --------   --------   --------
                                                               (13,372)    (7,316)   (11,481)
                                                              --------   --------   --------
INCOME (LOSS) BEFORE INCOME TAXES...........................   102,064    105,568    (44,495)
PROVISION (BENEFIT) FOR INCOME TAXES........................    40,550     39,848    (11,199)
                                                              --------   --------   --------
NET INCOME (LOSS) BEFORE MINORITY INTEREST..................    61,514     65,720    (33,296)
MINORITY INTEREST...........................................        --         --       (215)
                                                              --------   --------   --------
NET INCOME (LOSS)...........................................  $ 61,514   $ 65,720   $(33,511)
                                                              ========   ========   ========
Pro Forma Earnings (Loss) Per Share:
  Basic.....................................................  $   0.64   $   0.68   $  (0.33)
                                                              ========   ========   ========
  Diluted...................................................  $   0.63   $   0.67   $  (0.33)
                                                              ========   ========   ========
Pro Forma Weighted Average Shares:
  Basic.....................................................    96,052     97,065    101,245
                                                              ========   ========   ========
  Diluted...................................................    97,562     97,757    101,245
                                                              ========   ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                                 GRANT PRIDECO

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss).........................................  $ 61,514   $ 65,720   $(33,511)
  Adjustments to Reconcile Net Income (Loss) to Net Cash
     Provided By Operating Activities:
  Non-Cash Portion of Other Nonrecurring Charges............        --     30,500      9,454
  Depreciation and Amortization.............................    27,051     31,173     30,514
  Deferred Income Tax Provision (Benefit)...................    14,944     (4,513)     9,531
  Equity (Income) Loss in Unconsolidated Affiliates                 --       (267)       419
  Gain on Asset Disposal....................................        --     (1,226)        --
  Sale of Technology License................................        --     (9,000)        --
  Change in Assets and Liabilities, Net of Effects of
     Businesses Acquired:
     Accounts Receivable....................................   (40,922)    13,308     41,072
     Inventories............................................   (52,686)   (22,878)    10,944
     Other Current Assets...................................    (1,375)   (13,812)     8,919
     Accounts Payable.......................................    11,964    (57,091)    18,927
     Accrued Current Liabilities............................   (12,871)   (10,730)   (32,291)
     Other Assets...........................................    (1,456)    (1,215)      (703)
     Customer Advances......................................     2,904      2,344     13,255
     Purchase Credit........................................        --     (8,000)    (8,000)
     Other, Net.............................................       805     (3,586)    (3,290)
                                                              --------   --------   --------
     Net Cash Provided by Operating Activities..............     9,872     10,727     65,240
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Businesses, Net of Cash Acquired...........   (50,847)   (17,400)   (15,072)
  Capital Expenditures for Property, Plant and Equipment....   (34,813)   (38,102)   (19,046)
  Proceeds on Sale of Assets................................        --      6,023         --
                                                              --------   --------   --------
     Net Cash Used by Investing Activities..................   (85,660)   (49,479)   (34,118)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on Debt, Net...................................   (22,778)    (6,990)   (54,225)
  Stockholder's Investment                                     105,466     43,609     23,237
                                                              --------   --------   --------
     Net Cash Provided (Used) by Financing Activities.......    82,688     36,619    (30,988)
                                                              --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     6,900     (2,133)       134
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............     1,303      8,203      6,070
                                                              --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  8,203   $  6,070   $  6,204
                                                              ========   ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                                 GRANT PRIDECO

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                            ACCUMULATED
                                                                              FOREIGN
                                                                             CURRENCY         TOTAL
                                                 STOCKHOLDER'S   RETAINED   TRANSLATION   STOCKHOLDER'S
                                                  INVESTMENT     EARNINGS   ADJUSTMENT       EQUITY
                                                 -------------   --------   -----------   -------------
Balance at December 31, 1996...................    $150,168      $ 19,122    $ (5,070)      $164,220
  Total Comprehensive Income (Loss)............          --        61,514      (2,360)        59,154
  Stockholder's Contribution...................     109,348            --          --        109,348
                                                   --------      --------    --------       --------
Balance of December 31, 1997...................     259,516        80,636      (7,430)       332,722
  Total Comprehensive Income (Loss)............          --        65,720      (5,908)        59,812
  Stockholder's Contribution...................      51,928           749          --         52,677
                                                   --------      --------    --------       --------
Balance at December 31, 1998...................     311,444       147,105     (13,338)       445,211
  Total Comprehensive Loss.....................          --       (33,511)        (17)       (33,528)
  Stockholder's Contribution...................      42,173            --          --         42,173
                                                   --------      --------    --------       --------
Balance at December 31, 1999...................    $353,617      $113,594    $(13,355)      $453,856
                                                   ========      ========    ========       ========

    The accompanying notes are an integral part of these combined financial statements.

                                 GRANT PRIDECO

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. WEATHERFORD INTERNATIONAL INC.'S PROPOSED SPINOFF OF ITS DRILLING PRODUCTS DIVISION

     On October 22, 1999, the Board of Directors of Weatherford International, Inc. ("Weatherford" or "Stockholder") authorized the spinoff of its drilling products businesses (the "Company" or "Grant Prideco") to its shareholders as an independent, publicly-traded company (the "Distribution"). The drilling products businesses will be transferred to Grant Prideco, Inc. from Weatherford. The Distribution is subject to the effectiveness of a tax ruling by the Internal Revenue Service that would allow it to be tax-free to shareholders subject to U.S. Federal income taxes and appropriate stock market conditions. Immediately following the Distribution, Weatherford will no longer have an equity investment in Grant Prideco, however, Grant Prideco will have a $100.0 million unsecured subordinated note to Weatherford due no later than March 31, 2002 and a $30 million drill stem credit obligation to Weatherford. Weatherford will also remain liable on certain existing contingent liabilities relating to Grant Prideco which were not able to be released, terminated or replaced prior to the Distribution date ("unreleased contingent liabilities"). Grant Prideco will fully indemnify Weatherford for any payments made under the unreleased contingent liabilities.

  Basis of Presentation

     The combined financial statements reflect the results of operations of Weatherford's drilling products businesses that will be transferred to Grant Prideco, Inc. from Weatherford. The combined financial statements have been prepared using the historical bases in the assets and liabilities and historical results of operations related to Grant Prideco, except as noted herein. The combined financial statements include allocations ("carve-outs") of general and administrative corporate overhead costs of Weatherford to Grant Prideco and direct costs of services provided by Weatherford for the benefit of Grant Prideco (See Note 15). Management believes such allocations are reasonable; however, the costs of these services charged to Grant Prideco are not necessarily indicative of the costs that would have been incurred if Grant Prideco had performed these functions as a stand-alone entity. Subsequent to the Distribution, Grant Prideco will perform these functions using its own resources or purchased services and will be responsible for the costs and expenses associated with the management of a public corporation.

     The financial information included herein may not necessarily reflect the combined results of operations, financial position, changes in stockholder's equity and cash flows of Grant Prideco in the future or what they would have been had it been a separate, stand-alone entity during the periods presented. The combined financial statements included herein do not reflect any changes that may occur in the financing of Grant Prideco as a result of the Distribution.

  Nature of Operations

     The Company manufactures and supplies drill pipe and drilling tools, premium connectors and associated high grade tubular and marine connectors used in the exploration and production of oil and natural gas.

  Principles of Combination

     Intercompany transactions and balances between Grant Prideco's businesses have been eliminated. The Company accounts for its 50% or less-owned affiliates using the equity method. The minority's interest in H-Tech (46%) is included in the balance sheets and statements of operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 GRANT PRIDECO

  Inventories

     Inventories are valued using the first-in, first-out ("FIFO") method and are stated at the lower of cost or market.

  Property Plant and Equipment

     Property, plant and equipment is carried at cost. Maintenance and repairs are expensed as incurred. The costs of renewals, replacements and betterments are capitalized. Depreciation on fixed assets is computed using the straight-line method over the estimated useful lives for the respective categories. The Company evaluates potential impairment of property, plant and equipment and other long-lived assets on an ongoing basis and reduces the carrying value whenever events or circumstances effecting the carrying amounts indicate that amounts may not be fully recoverable. The useful lives of the major classes of property, plant and equipment are as follows:

                                                              LIFE
                                                          ------------
Machinery and equipment................................   3 - 20 years
Buildings and other property...........................   5 - 40 years

  Intangible Assets and Amortization

     The Company's intangible assets are comprised primarily of goodwill and identifiable intangible assets, principally patents and technology licenses. The Company periodically evaluates goodwill and other intangible assets, net of accumulated amortization, for impairment based on the undiscounted cash flows associated with the asset compared to the carrying amount of that asset. Management believes that there have been no events or circumstances which warrant revision to the remaining useful life or which affect the recoverability of any intangible assets. Goodwill is being amortized on a straight-line basis over the lesser of the estimated useful life or 40 years. Other identifiable intangible assets, included as a component of other assets, are amortized on a straight-line basis over the years expected to be benefited, ranging from 5 to 15 years.

     Amortization expense for goodwill and other intangible assets was approximately $3.4 million, $5.8 million and $6.1 million for the years ended December 31, 1997, 1998, and 1999, respectively. Accumulated amortization for goodwill at December 31, 1998 and 1999 was $7.1 million and $11.7 million, respectively.

  Foreign Currency Translation

     The functional currency for most of the Company's international operations is the applicable local currency. Results of operations for foreign subsidiaries with functional currencies other than the U.S. dollar are translated using average exchange rates during the period. Assets and liabilities of these foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, and the resulting translation adjustments are included in stockholder's equity. Currency transaction gains and losses are reflected in income for the period.

  Foreign Exchange Contracts

     The Company enters into foreign exchange contracts only as a hedge against existing economic exposures, and not for speculative or trading purposes. These contracts reduce exposure to currency movements affecting specific existing assets and liabilities denominated in foreign currencies. The future value of these contracts and related currency positions are subject to offsetting market risks resulting from foreign currency exchange rate volatility. The counterparties to the Company's foreign exchange contracts are creditworthy multinational commercial banks. Management believes that the risk of counterparty nonperformance is immaterial. At December 31, 1999, Weatherford had a contract maturing on January 31, 2000 to

                                 GRANT PRIDECO
purchase Austrian schillings equivalent to $23.9 million. Gains and losses on the change in market value of the contract are recognized currently in earnings. Although we are exposed to exchange rate fluctuations in the Austrian schilling subsequent to January 31, 2000, we are reviewing longer-term hedge arrangements to mitigate this risk.

  Accounting for Income Taxes

     The accompanying financial statements have been prepared under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes assuming Grant Prideco was a separate entity. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     In connection with the Distribution, Grant Prideco and Weatherford will enter into a tax allocation agreement (the "Tax Allocation Agreement"). Under the terms of the Tax Allocation Agreement, Grant Prideco, will be responsible for all taxes and associated liabilities relating to the historical businesses of Grant Prideco. The Tax Allocation Agreement will also provide that any tax liabilities associated with the spinoff shall be assumed and paid by Grant Prideco subject to certain exceptions relating to changes in control of Weatherford. The Tax Allocation Agreement will further provide that in the event there is a tax liability associated with the historical operations of the Company that is offset by a tax benefit of Weatherford, Weatherford will apply the tax benefit against such tax liability and will be reimbursed for the value of such tax benefit when and as Weatherford would have been able to otherwise utilize that tax benefit for its own businesses. Also, the Tax Allocation Agreement will provide that Weatherford will have the future benefit of any tax losses incurred by Grant Prideco prior, as a part of a consolidated return with Weatherford, to the spinoff, and Grant Prideco will be required to pay Weatherford an amount of cash equal to any such benefit utilized by Grant Prideco or which expires unused by Grant Prideco to the extent those benefits are not utilized by Weatherford.

     As Weatherford manages its tax position on a consolidated basis, which takes into account the results of all of its businesses, the Company's effective tax rate in the future could vary from its historical effective rates. Grant Prideco's future effective tax rate will largely depend on its structure and tax strategies as a separate, independent company.

  Revenue Recognition

     The Company recognizes revenue as products are shipped or accepted by the customer. Customer advances or deposits are deferred and recognized as revenue when the Company has met all of its performance obligations related to the sale.

  Pro Forma Earnings Per Share

     Pro forma earnings per share has been calculated using Grant Prideco's pro forma basic and diluted weighted average shares outstanding for each of the periods presented. Grant Prideco's pro forma basic weighted average shares have been calculated by adjusting Weatherford's historical basic weighted average shares outstanding for the applicable period to reflect the number of Grant Prideco shares that would have been outstanding at the time assuming the distribution of one share of Grant Prideco common stock for each share of Weatherford common stock. Grant Prideco's pro forma diluted weighted average shares reflect an estimate of the potential dilutive effect of common stock equivalents. Such estimate is calculated based on Weatherford's dilutive effect of stock options and restricted stock. The effect of stock options and restricted stock is not included in the diluted computation for periods in which a loss occurs because to do so would have been anti-dilutive.

                                 GRANT PRIDECO

  Recent Accounting Requirements

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. SFAS No. 133 has been amended by SFAS No. 137, which delays the effective date to fiscal years beginning after June 15, 2000. We are currently evaluating the impact of SFAS No. 133 on the Company's combined financial statements.

2. INVENTORIES

     Inventories by category are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Raw materials, components and supplies......................  $126,559   $ 93,980
Work in process.............................................    17,060     15,720
Finished goods..............................................    42,648     64,204
                                                              --------   --------
                                                              $186,267   $173,904
                                                              ========   ========

     Work in process and finished goods inventories include the cost of materials, labor and plant overhead.

3. ACQUISITIONS

     On October 27, 1999, the Company acquired an additional 27% interest in H-Tech, an Indonesia-based drill pipe manufacturer with facilities located on Batam Island, for $6.0 million in cash. The Company previously held a 27% interest in H-Tech and with this purchase owns a controlling 54% interest in H-Tech. The results of operations of H-Tech have been consolidated in our results of operations from November 1, 1999. Prior to November 1, 1999, our investment in H-Tech was accounted for under the equity method. The results of operations of H-Tech prior to November 1, 1999 were not material to the Company's results of operations; therefore, pro forma financial information is not presented.

     On October 1, 1999, the Company acquired Drill Pipe Industries, Inc., a manufacturer of drill stem products, for $1.4 million in cash and a $1.4 million non-interest bearing note which was repaid in January 2000.

     On August 25, 1999, the Company acquired Louisiana-based Petro-Drive, Inc., for 0.3 million shares of Weatherford common stock and assumed debt of approximately $3.5 million. Petro-Drive's offerings include conductors, connections and installation services and equipment. If any of the former Petro-Drive shareholders sell any shares of Weatherford common stock and the corresponding shares of Grant Prideco common stock between August 2000 and August 2001 at a combined price of less than $36.50, the Company will be obligated to pay cash to these persons equal to the amount of such deficit. In January 2000, we exercised our option to acquire the facility leased by Petro-Drive for approximately $1.6 million.

     On July 23, 1999, the Company acquired a 50.01% interest in the Voest-Alpine Stahlrohr Kindberg GmbH & Co. KG ("VA") for approximately $32.6 million, of which approximately $8.0 million was paid in cash and the remainder is to be paid over a period of up to 7.5 years. VA produces high quality seamless tubulars in Austria. The Company's investment in Voest-Alpine is reported on the equity method of accounting.

     On July 7, 1999, the Company acquired Texas Pup, Inc., a manufacturer of premium and API pup joints (odd-sized tubular products) and utility boring drill pipe, for 0.1 million shares of common stock of Weatherford and assumed debt of approximately $1.7 million.

                                 GRANT PRIDECO

     On May 31, 1999, the Company acquired Texas Pipe Works, Inc., a manufacturer of API couplings, for approximately $1.7 million in cash and 50,000 shares of Weatherford common stock.

     On May 31, 1999, the Company acquired InterOffshore Services, Pte., a manufacturer of drilling tool accessories, for approximately $2.1 million in cash.

     In December 1998, the Company acquired from Tubos de Acero de Mexico, S.A. ("TAMSA") 93% of the outstanding shares of T.F. de Mexico, which owned the manufacturing facility in Veracruz, Mexico that the Company was operating under a capital lease arrangement. The total consideration given was $59.0 million comprised of $48.5 million in debt (which was repaid in March 1999), cash of $1.5 million and a $9.0 million license to the international rights of the Company's Atlas Bradford thread line. The Company sold the international rights, excluding Canada, to its Atlas Bradford tubular connection line to TAMSA through a license arrangement that resulted in a sale of all of the Company's rights which became effective upon the closing of this transaction. The Company retained no obligations with respect to the development, maintenance or improvement of the Atlas Bradford connection line for carbon grade tubular for the international market and TAMSA has no obligation to give any additional consideration for this license. Any future support by Grant Prideco is provided on a fee basis. The rights sold through this license arrangement had a fair value of $9.0 million. As a result, in December 1998 the Company recorded $9.0 million in revenues to recognize the sale of the international rights to the Atlas Bradford connection line.

     On February 12, 1998, the Company acquired Drill Tube International, Inc., a manufacturer of drill pipe and other drill stem products, for $29 million. The consideration paid in the acquisition consisted of $9 million in cash and a contractual purchase credit obligation to manufacture and deliver products to the seller over a two year period. Under the Company's contract with the Sellers, the Company was required to provide product to the Sellers at a notional price of $16 million. The fair value of the products to be delivered to the Sellers was $20 million. Accordingly, a liability of $20 million was recorded as of the date of the acquisition. As products are delivered under this commitment the liability is reduced. As of December 31, 1999 and 1998, the contractual purchase credit balance was $0 and $8 million, respectively.

     On August 25, 1997, the Company acquired XLS Holding, Inc. ("XL"), a provider of premium connections for conductors, risers and other offshore structure components. The acquisition was accounted for as a pooling of interests and the consideration paid consisted of approximately 0.9 million shares of Weatherford common stock. The accompanying financial statements include the results of XL for all periods presented.

     The separate results of Grant Prideco, XL and the combined company were as follows:

                                                               JANUARY 1 TO
                                                                AUGUST 25,
                                                                   1997
                                                              ---------------
                                                              (IN THOUSANDS)
Revenues:
  Grant Prideco.............................................     $376,030
  XL........................................................       18,306
                                                                 --------
  Combined..................................................     $394,336
                                                                 ========
Net Income (Loss):
  Grant Prideco.............................................     $ 40,924
  XL........................................................       (5,514)
                                                                 --------
  Combined..................................................     $ 35,410
                                                                 ========

     On July 23, 1997, the Company acquired Rotary Drilling Tools ("RDT"), a manufacturer of drill collars and accessories, for $3.3 million in cash.

                                 GRANT PRIDECO

     On July 18, 1997, the Company acquired Coastal Tubular Inc. ("Coastal"), a manufacturer of API threads and thread connections, for approximately $3.3 million in cash.

     On April 14, 1997, the Company acquired TA Industries, Inc. ("TA") for approximately $44.1 million in cash and $19.7 million of assumed debt. TA designs, manufactures and markets premium and API couplings and accessories under the brand names Texas Arai and Tube-Alloy.

     The acquisitions discussed above, with the exception of XL, were accounted for using the purchase method of accounting. The results of operations of all acquisitions, excluding XL, are included in the Combined Statements of Operations from their respective dates of acquisition. The 1997, 1998 and 1999 acquisitions are not material to the Company individually or in the aggregate for each applicable year.

4. SHORT-TERM BORROWINGS

     In connection with the October 1, 1999 acquisition of Drill Pipe Industries, Inc., the Company issued a non-interest bearing note payable of $1.4 million due in January 2000. This note was subsequently paid in January 2000.

     The Company has an uncommitted credit facility which provides for short-term loans for periods up to 12 months. At December 31, 1999, the Company had an outstanding balance of $3.9 million under the facility. The average interest rate for borrowings under the facility was 3.50% per annum at December 31, 1999. The Company also has $0.3 million of short-term notes payable with interest rates ranging up to 8.6%.

     The Company, through Weatherford, also has various credit facilities available only for stand-by letters of credit and bid and performance bonds, pursuant to which funds are available to the Company to secure performance obligations. The Company had a total of $3.7 million of such letters of credit and bid and performance bonds outstanding as of December 31, 1999.

     In December 1998, the Company acquired 93% of the stock of the company that owned the Veracruz, Mexico facility. As part of the consideration for the acquisition the Company issued a note payable of $48.5 million due in March of 1999 with an effective interest rate of 7.0%. This note was subsequently paid in March 1999.

5. LONG-TERM DEBT

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1999
                                                              -------   -------
                                                               (IN THOUSANDS)
Long-term loan, interest at prime less .025%, due March
  2001......................................................  $ 6,750   $ 3,750
Long-term loan, interest at 6 month EURIBOR, due 2002.......       --     8,757
Long-term loan, interest at 6 month EURIBOR, due 2007.......       --    14,595
Capital lease obligations under various agreements..........    5,114     4,459
Other.......................................................    1,832     1,825
                                                              -------   -------
                                                               13,696    33,386
Less: amounts due in one year...............................    4,431     9,110
                                                              -------   -------
                                                              $ 9,265   $24,276
                                                              =======   =======

                                 GRANT PRIDECO

     The following is a summary of scheduled long-term debt maturities by year (in thousands):

2000.......................................................  $ 9,110
2001.......................................................    6,664
2002.......................................................    5,924
2003.......................................................    2,884
2004.......................................................    3,225
Thereafter.................................................    5,579
                                                             -------
                                                             $33,386
                                                             =======

     In connection with the July 1999 acquisition of a 50.01% interest in VA, the Company incurred debt in the amount of $24.6 million (the "VA Debt"). The VA Debt bears interest at a rate equal to the six month EURIBOR rate. Principal of $9.2 million is payable over three years in six equal installments beginning in January 2000 and in each July and January thereafter until July 2002. The remaining principal balance of $15.4 million shall be paid over a 7.5 year period out of the annual dividend payable to the Company as a shareholder in VA. If the total principal balance has not been repaid by the fifth anniversary of the closing date of the acquisition, the remaining unpaid principal shall be paid in five equal semi-annual installments beginning on December 1, 2004. Interest on the VA Debt is payable every six months beginning January 2000. The interest rate as of December 31, 1999 was 3.52% per annum.

     The Company is expected to have a capital structure different from the capital structure in the combined financial statements and accordingly, interest expense is not necessarily indicative of the interest expense that the Company would have incurred as a separate, independent company or will incur in future periods.

  Capital Lease

     In 1997, the Company effected a major expansion of its Veracruz, Mexico tool joint manufacturing facility. As a result of this expansion, the Company recorded a capital lease obligation of approximately $16.3 million. In December 1998, this Veracruz facility was purchased through the acquisition of 93% of the outstanding shares of the company that owned the Veracruz, Mexico facility, which extinguished the capital lease.

6. SUBORDINATED NOTE TO WEATHERFORD

     In connection with the Distribution, the Company will issue an unsecured subordinated note in the amount of $100.0 million. The Weatherford note will bear interest at an annual rate of 10%. Interest payments will be due quarterly, and principal and all unpaid interest will be due no later than March 31, 2002. If the Company completes a debt or equity financing (whether public or private, but excluding working capital borrowings under the credit facility and any equity issued in connection with a business combination) while the Weatherford note is outstanding, the Company generally will be required to use a portion of the net proceeds of that financing to repay any amount outstanding under the Weatherford note as of the time the Company completes that financing. The Weatherford note will be subordinated to the credit facility. The Company expects to refinance the Weatherford note as soon as practicable when market conditions permit.

     Weatherford interest expense shown in the combined financial statements reflects the interest expense associated with the $100.0 million indebtedness for each period presented based on Weatherford's average long-term debt rates for the applicable periods. As of December 31, 1999, the effective interest rate was 7.25%. It is not practical to estimate the fair market value of the subordinated note payable to Weatherford as borrowing rates available to the Company have not been determined.

                                 GRANT PRIDECO

7. STOCKHOLDER'S EQUITY

     Changes in stockholder's equity represent net income and comprehensive net income of the Company plus net transfers between the Company and Weatherford.

8. OTHER CHARGES

     Drill pipe and other products are manufactured for the Company by Oil Country Tubular Limited ("OCTL") in India under a long-term exclusive manufacturing arrangement. Although the Company has sought to minimize the risks of this operation through a manufacturing agreement rather than owning a local manufacturing operation, it has provided OCTL with a substantial amount of raw materials, inventory and working capital for the products OCTL manufactures for the Company. The Company's business in India through its relationship with OCTL has been adversely affected by the downturn of the economies in the eastern hemisphere and is subject to various political and economic risks as well as financial and operational risks with respect to OCTL.

     As of December 31, 1999, OCTL owed us approximately $25.1 million for prior advances made by the Company to it and the Company had assets in India with a book value of approximately $1.7 million. In 1999, the Company substantially curtailed our purchases from OCTL, and in December of 1999, the Company decided to terminate our existing manufacturing relationship with OCTL and seek an alternative arrangement for the recovery of our prior advances. The Company is currently discussing with OCTL a restructuring of our relationship that would allow OCTL to repay our prior advances in cash, equity in OCTL or product from OCTL.

     The decision to terminate the Company's existing arrangement with OCTL and seek an alternative structure resulted in our writing off a $7.8 million product deposit previously paid to OCTL and approximately $1.7 million in property and equipment currently located at the OCTL facility. The write off was due to the anticipated inability to utilize the deposit and recover the equipment following the termination of the arrangement. The Company's remaining exposure in India is approximately $17.3 million consisting of unpaid receivables and advances made to assist OCTL in its working capital needs as part of the Company's manufacturing arrangement with it. Based on financial information of OCTL known to the Company and the Company's general knowledge of the business and assets of OCTL, OCTL would appear to have a sufficient asset and equity value to allow for a restructuring of its $17.3 million in debt to us through a combination of cash, equity or product. There is, however, uncertainty as to how much, if any, of the amounts owed to us by OCTL will ultimately be collected. Accordingly, there can be no assurance that the Company will be able to fully realize on the amounts owed to the Company by OCTL or that additional charges relating to India will not be required in the near term as the negotiation and collection process continues. The $17.3 million in unpaid receivables and advances owed to us is classified as "Other Assets" in the accompanying Combined Balance Sheet as of December 31, 1999.

     In 1998, the Company's drill stem segment incurred $35.0 million in charges relating to the reorganization and rationalization of Grant Prideco's businesses in light of declining industry conditions and the merger between EVI, Inc. ("EVI") and Weatherford Enterra, Inc. ("WII"). Of these charges, $7.0 million was incurred in the second quarter of 1998 in accordance with the Company's formalized plan, and reflected costs associated with the merger between EVI and WII and the effects of the beginning of a downturn in the industry. Following a further deterioration in the markets which the Company serves, an additional $28.0 million charge was incurred in the fourth quarter of 1998. These charges reflected additional reductions in operations and an attempt to align the cost structure of the Company with its then current demand. All such costs had been fully expended as of December 31, 1998, accordingly no accruals remained on the Combined

                                 GRANT PRIDECO

Balance Sheet as of December 31, 1998. No adjustments to the initial estimates were required. The net after-tax effect of these charges was $22.8 million.

                                            SECOND    FOURTH
                                            QUARTER   QUARTER                  REMAINING
                                             1998      1998     UTILIZED      BALANCES AT
                                            CHARGE    CHARGE    IN 1998    DECEMBER 31, 1998
                                            -------   -------   --------   -----------------
                                                             (IN THOUSANDS)
Facility Closures and Exit Costs(1)......   $4,250    $   850   $ 5,100         $    --
Severance and Related Costs(2)...........      200         --       200              --
Inventory Write-off(3)...................    2,500     26,000    28,500              --
Asset Write-down(4)......................       --      1,150     1,150              --
                                            ------    -------   -------         -------
          Total..........................   $6,950    $28,000   $34,950         $    --
                                            ======    =======   =======         =======

---------------

(1) The facility and exit costs were $5.1 million, all of which have been expended by December 31, 1998. The $4.3 million of costs accrued in the second quarter related primarily to the elimination of duplicative manufacturing facilities as a result of the reorganization and rationalization of the Company's businesses following the merger of EVI and WII and the downturn in the industry. In the fourth quarter an additional $0.8 million was accrued to further align the Company's costs in response to the significant decline in market conditions. The costs related primarily to the (i) closure of the Channelview, Texas facility, (ii) closure of the sales location in the U.K. and a Houston, Texas administrative location and
    (iii) exit costs for certain operations at the Edmonton, Canada, Pearland, Texas and Bryan, Texas facilities. The Pearland, Texas facility was a location of WII prior to the merger. The Bryan, Texas, the Channelview, Texas and the Edmonton, Canada manufacturing facilities, the U.K. sales location and the Houston, Texas administrative location were EVI locations prior to the merger.

(2) The severance and related costs included in the Company's second quarter charge were $0.2 million for approximately 60 employees specifically identified, with terminations completed in the second half of 1998.

(3) The inventory write-off of $28.5 million was reported as cost of sales. The second quarter inventory write-off of $2.5 million resulted from the elimination of certain products at the time of the merger between EVI and WII and due to the declining industry conditions. The fourth quarter inventory write-off of $26.0 million related to the significant decline in market conditions.

(4) The write-down of assets was $1.2 million in the fourth quarter of 1998. The charge relates to the write-down of equipment as a result of the rationalization of product lines and the specific identification of assets held for sale. The identified equipment had a net book value of $0.6 million as of December 31, 1998. The effect of suspending depreciation is $0.2 million annually. The equipment was originally projected to be sold in 1999, but because of market conditions the Company has not been able to dispose of the equipment to date. The Company currently expects to dispose of these assets in 2000.

9. SUPPLEMENTAL CASH FLOW INFORMATION

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1999, $3.7 million of cash was restricted.

     Cash paid for interest and income taxes (net of refunds) was as follows (in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                             ------------------------
                                                              1997     1998     1999
                                                             ------   ------   ------
Interest paid..............................................  $5,349   $4,768   $4,565
Income taxes paid, net of refunds..........................     474    1,779    2,294

                                 GRANT PRIDECO

For the year ended December 31, 1997, there were noncash investing activities of $28.3 million relating to capital leases (See Note 5).

     The following summarizes investing activities relating to acquisitions (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1998       1999
                                                       --------   --------   --------
Fair value of assets, net of cash acquired...........  $ 63,213   $ 12,133   $ 46,539
Goodwill.............................................  56,198..     58,644     29,073
Total liabilities....................................   (68,564)   (53,377)   (42,892)
Weatherford common stock issued......................        --         --    (17,648)
                                                       --------   --------   --------
Cash consideration, net of cash acquired.............  $ 50,847   $ 17,400   $ 15,072
                                                       ========   ========   ========

10. STOCK-BASED COMPENSATION

  Stock Option Plans

     Various employees of the Company were granted stock options under Weatherford's 1998 Employee Stock Option Plan (the "1998 Plan"). The total number of options granted to the Grant Prideco employees under the 1998 Plan was 951,000 at December 31, 1999. Under the terms of the 1998 Plan, the options granted to the Grant Prideco employees are to be converted into options to solely acquire Grant Prideco's common stock (the "Grant Prideco Common Stock"). As a result, the Company has adopted the Grant Prideco Employee Stock Option Plan under which options would be granted to the employees of Grant Prideco in substitution of the Weatherford options granted under the 1998 Plan. Under the terms of the 1998 Plan, the options to be granted to the Grant Prideco employees will be determined based on the relative market price of Grant Prideco Common Stock to the stock of Weatherford prior to the Distribution. The exercise price for the options to be granted to the Grant Prideco employees will be the historical option price multiplied by a percentage equal to the percentage that the value of the Grant Prideco Common Stock represents to the value of the Weatherford stock prior to the spinoff. The number of shares that will be subject to the options will also be adjusted so that each option holder will be entitled to purchase a number of shares of Grant Prideco Common Stock having the same aggregate exercise price of the prior 1998 Plan options held by the option holder.

     Employees, as well as the directors of Weatherford, also hold various options to purchase shares of Weatherford that were granted prior to September 1998. It is anticipated that these options will be divided into options to purchase Weatherford common stock and Grant Prideco Common Stock, with the exercise price allocated between the Weatherford common stock and the Grant Prideco Common Stock based on the relative market value of the shares following the spinoff. All other terms will remain the same. In connection with the Distribution, the Company will agree to issue to the holders of those options the number of shares of Grant Prideco Common Stock issuable upon the exercise of those options. Similarly, Weatherford will agree to issue to the employees of Grant Prideco who hold options to purchase Weatherford common stock the number of shares of Weatherford common stock subject to the options held by those employees. At December 31, 1999, there were 1,353,323 options granted under these various plans. The Company cannot currently determine the number of shares its common stock that will be subject to substitute awards after the Distribution.

  Executive Deferred Compensation Plan

     Weatherford and the Company each have maintained an Executive Deferred Compensation Stock Ownership Plan ("EDC Plan"). Prior to the Distribution, participants in the EDC Plan had a right to receive shares of Weatherford common stock upon termination of their employment based on the deferred amounts placed in an account for them. Under the EDC Plan, in the event of a dividend or special distribution to the

                                 GRANT PRIDECO
shareholders of Weatherford, the accounts of the employees are to represent a right to receive the consideration provided through the spinoff or dividend. As a result, upon the spinoff, participants in the EDC Plan will be entitled to receive shares of both Weatherford common stock and Grant Prideco Common Stock in respect of amounts deferred by the participants prior to the Distribution. Participants will only be entitled to receive shares in respect of amounts deferred subsequent to the Distribution of Weatherford or the Company, depending upon which company they are employed with.

     In order to satisfy the obligations of Weatherford and Grant Prideco under the EDC Plan, Weatherford and Grant Prideco have established a Grantor Trust to fund the benefits under the EDC Plan. The funds provided to the trust are invested by a trustee independent of Weatherford and Grant Prideco primarily in shares of common stock of Weatherford, which is purchased by the trustee in the open market. The trustee of the EDC Plan will agree to waive the trust's receipt of any shares of Grant Prideco common stock to be issued to the trust in respect of the shares of Weatherford common stock held by the trust in consideration of the Company's agreement to issue directly to the participants in the EDC Plan any shares of Grant Prideco common stock that may be required to be issued to them upon distribution of amounts under the plan. Shares of stock are held by the trustee as part of the Trust to satisfy the obligations of Weatherford and Grant Prideco to the employees of Weatherford and Grant Prideco. A separate trust will be established by Grant Prideco following the Distribution in which only shares of the Company will be purchased for satisfaction of future obligations under a new Executive Deferred Compensation Stock Ownership Plan to be adopted by Grant Prideco. The assets of these trusts are available to satisfy the claims of all general creditors of Weatherford and Grant Prideco in the event of a bankruptcy or insolvency.

11. RETIREMENT AND EMPLOYEE BENEFIT PLANS

     Weatherford has defined contribution plans covering certain of the Company's employees. The Company's expenses related to these plans totaled $0.8 million, $0.6 million and $0.7 million in 1997, 1998 and 1999, respectively. Grant Prideco plans to adopt similar plans.

12. INCOME TAXES

     The domestic and foreign components of earnings (loss) before income taxes consist of the following:

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1998       1999
                                                       --------   --------   --------
                                                               (IN THOUSANDS)
Domestic.............................................  $ 66,021   $ 93,767   $(40,690)
Foreign..............................................    36,043     11,801     (3,805)
                                                       --------   --------   --------
          Total earnings (loss) before income
            taxes....................................  $102,064   $105,568   $(44,495)
                                                       ========   ========   ========

                                 GRANT PRIDECO

     The components of the provision (benefit) for income taxes are as follows:

                                                          1997      1998       1999
                                                        --------   -------   --------
                                                               (IN THOUSANDS)
Current
  U.S. federal and state income taxes.................  $ 22,638   $37,249   $(14,030)
  Foreign.............................................     2,968     7,112     (6,700)
                                                        --------   -------   --------
                                                          25,606    44,361    (20,730)
                                                        --------   -------   --------
Deferred..............................................
  U.S. federal........................................     4,105    (1,170)     4,099
  Foreign.............................................    10,839    (3,343)     5,432
                                                        --------   -------   --------
                                                          14,944    (4,513)     9,531
                                                        --------   -------   --------
          Total income tax provision (benefit)........  $ 40,550   $39,848   $(11,199)
                                                        ========   =======   ========

     The following is a reconciliation of income taxes at the U.S. Federal income tax rate of 35% to the effective provision for income taxes reflected in the Combined Statements of Operations:

                                                          1997      1998       1999
                                                        --------   -------   --------
                                                               (IN THOUSANDS)
Provision for income taxes at statutory rates.........  $ 35,721   $36,949   $(15,573)
Effect of foreign income tax, net.....................     1,191      (361)        65
Foreign Sales Corporation benefit.....................      (308)     (308)        --
Foreign loss not benefited............................        --        --      1,014
Non-deductible expense................................     3,099     1,014      1,934
State and local income taxes net of U.S. Federal
  income tax benefit..................................       847     2,554      1,214
Other.................................................        --        --        147
                                                        --------   -------   --------
Provision (benefit) for income taxes..................  $ 40,550   $39,848   $(11,199)
                                                        ========   =======   ========

     Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions which the Company has operations.

     At December 31, 1999, the Company had net operating loss carryforwards ("NOL's") for tax purposes of approximately $7.7 million, which were not incurred as part of a consolidated return with Weatherford. These NOL's expire in the years 2007 through 2010. Under the terms of a tax allocation agreement to be entered into between the Company and Weatherford, the Company will not have the future benefits of any prior tax losses, incurred as part of a consolidated return with Weatherford, associated with the Company's business that occur prior to the spinoff.

                                 GRANT PRIDECO

     Deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The components of the net deferred tax asset (liability) were as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1998          1999
                                                              ----------    ----------
                                                                   (IN THOUSANDS)
Deferred tax assets:
  Domestic and foreign operating losses.....................   $  1,204      $  2,708
  Accrued liabilities and reserves..........................      9,537           407
  Inventory basis differences...............................        754            --
  Goodwill and other intangibles............................         --           573
                                                               --------      --------
          Total deferred tax asset..........................     11,495         3,688
                                                               --------      --------
Deferred tax liabilities:
  Property and equipment and other..........................    (31,403)      (44,533)
  Inventory basis differences...............................         --        (1,928)
  Goodwill..................................................     (2,376)           --
                                                               --------      --------
          Total deferred tax liability......................    (33,779)      (46,461)
                                                               --------      --------
  Net deferred tax liability................................   $(22,284)     $(42,773)
                                                               ========      ========

13. DISPUTES, LITIGATION AND CONTINGENCIES

  Litigation and Other Disputes

     The Company is aware of various disputes and potential claims and is a party in various litigation involving claims against the Company, some of which are covered by insurance. Based on facts currently known, the Company believes that the ultimate liability, if any, which may result from known claims, disputes and pending litigation, would not have a material adverse effect on the Company's combined financial position or its results of operations with or without consideration of insurance coverage.

  Insurance

     The Company is self-insured through participation in Weatherford's insurance policy for employee health insurance claims and is self-insured for workers' compensation claims for certain of its employees. The amounts in excess of the self-insured levels are fully insured. Self-insurance accruals are based on claims filed and an estimate for significant claims incurred but not reported. Although the Company believes that adequate reserves have been provided for expected liabilities arising from its self-insured obligations, it is reasonably possible that management's estimates of these liabilities will change over the near term as circumstances develop.

     Weatherford will remain liable on certain existing contingent liabilities relating to Grant Prideco's businesses which were not able to be released, terminated or replaced prior to the Distribution Date. Grant Prideco will also fully indemnify Weatherford for any payments made under the unreleased contingent liabilities.

14. COMMITMENTS

  Operating Leases

     The Company is committed under various noncancelable operating leases which primarily relate to office space and equipment. Total lease expense incurred under noncancelable operating leases was approximately

                                 GRANT PRIDECO

$1.9 million, $3.8 million and $7.2 million for the years ended December 31, 1997, 1998 and 1999, respectively.

     Future minimum rental commitments under these noncancelable operating leases are as follows (in thousands):

2000......................................................   $ 3,389
2001......................................................     2,892
2002......................................................     2,702
2003......................................................     2,465
2004......................................................     2,405
Thereafter................................................    12,887
                                                             -------
                                                             $26,740
                                                             =======

  Other Commitments

     At the time of the December 1998 acquisition by the Company of 93% of TAMSA, the Company entered into a 30 year supply contract with TAMSA. Under the supply contract, TAMSA has been given the right to supply certain of the Company's operations as long as the prices are on a competitive basis. This supply agreement does not obligate the Company to make purchases from TAMSA for any location other than Mexico and India nor restrict the Company's right to make purchases without offering a right to purchase the materials from TAMSA to the extent those purchases are made from affiliates of the Company such as Voest-Alpine.

     As part of the arrangement to invest in Voest-Alpine Stahlrohr Kindberg GmbH & Co. KG, the Company entered into a four-year supply contract with Voest-Alpine. Under this agreement, the Company agreed to purchase a minimum of 45,000 tonnes of tubulars for the first twelve months of the agreement at a negotiated third party price that the Company believed to be attractive. The Company also agreed to purchase 60,000 tonnes per year for the next three years at the negotiated price.

     Grant Prideco maintains consignment purchase arrangements with various suppliers whereby suppliers' inventory is held on site at the Company's manufacturing facilities. Under the terms of these arrangements, the Company pays to the supplier an inventory stocking fee on the consignment inventory and has an obligation to purchase the inventory under certain circumstances. As of December 31, 1999, the Company had closed-ended purchase commitments maturing within the next six months of approximately $3.0 million and open-ended purchase commitments of approximately $22.1 million.

15. RELATED PARTY TRANSACTIONS

  Sales

     Weatherford purchases drill pipe and other related products from Grant Prideco. The amounts purchased by Weatherford for the years ended December 31, 1997, 1998 and 1999 were $7.7 million, $9.6 million and $28.6 million, respectively. Such sales represent Grant Prideco's cost. The sales to Weatherford have been eliminated from the accompanying combined financial statements.

  Weatherford Overhead Charges

     Weatherford overhead charges represent corporate overhead costs incurred by Weatherford in providing services to the Company based on the time devoted to Grant Prideco. These services include accounting, tax, treasury and risk management services. Such allocation is included in the accompanying Combined Statements of Operations as Weatherford Charges.

                                 GRANT PRIDECO

  Weatherford Direct Services

     Grant Prideco was allocated $3.5 million, $5.6 million and $5.6 million of costs related to Weatherford's information systems function for the years ended December 31, 1997, 1998 and 1999, respectively. Information systems allocation charges were allocated based on direct support provided, equipment usage and number of system users and are included in corporate general and administrative expense in the accompanying Combined Statements of Operations.

  Tax Allocation Agreement

     The Company and Weatherford intend to enter into a Tax Allocation Agreement in connection with the spinoff (see Note 1).

  Transition Services Agreement

     The Company intends to enter into a transition services agreement with Weatherford for a period of one year from the Distribution date. Under the agreement, Weatherford will provide certain services requested by the Company. The fee for these services will be based on a cost-plus 10% basis. The transition services to be provided under this agreement may include accounting, tax, finance and legal services, employee benefit services, information services, management information systems and may include any other similar services.

  Preferred Supplier Agreement

     The Company intends to enter into a preferred supplier agreement with Weatherford pursuant to which Weatherford will agree for at least a three-year period to purchase at least 70% of its requirements of drill stem products from Grant Prideco. The price for those products will be at a price not greater than that which the Company sells to its best similarly situated customers. Weatherford will be entitled to apply against its purchases a drill stem credit granted to it in the amount of $30 million, subject to a limitation of the application of the credit to no more than 20% of any purchase.

16. SEGMENT INFORMATION

  Business Segments

     The Company operates through two business segments: Drill Stem Products and Premium Tubulars and Engineered Connections. The drill stem products segment manufactures drill pipe, drill collars and heavyweight drill pipe and the premium tubulars and engineered connections segment manufactures premium production tubulars, liners, casing and connections for marine conductors and subsea structures. The Company's products are used in the exploration and production of oil and natural gas.

     Financial information by industry segment is summarized below (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1998       1999
                                                       --------   --------   --------
REVENUES FROM UNAFFILIATED CUSTOMERS:
  Drill Stem.........................................  $333,716   $410,840   $142,732
  Premium Tubulars...................................   296,305    235,614    143,638
                                                       --------   --------   --------
                                                       $630,021   $646,454   $286,370
                                                       ========   ========   ========

                                 GRANT PRIDECO

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1997       1998       1999
                                                       --------   --------   --------
EBITDA, BEFORE OTHER CHARGES(a):
  Drill Stem(b)......................................  $105,604   $148,565   $ 16,639
  Premium Tubulars...................................    48,938     44,716      5,359
  Corporate..........................................   (12,055)   (14,274)   (15,044)
                                                       --------   --------   --------
                                                       $142,487   $179,007   $  6,954
                                                       ========   ========   ========
OTHER NONRECURRING CHARGES:
  Drill Stem(c)......................................  $     --   $ 34,950   $  9,454
                                                       ========   ========   ========
DEPRECIATION AND AMORTIZATION:
  Drill Stem.........................................  $ 13,685   $ 16,771   $ 15,119
  Premium Tubulars...................................    12,518     13,309     14,301
  Corporate..........................................       848      1,093      1,094
                                                       --------   --------   --------
                                                       $ 27,051   $ 31,173   $ 30,514
                                                       ========   ========   ========
EQUITY INCOME (LOSS) IN UNCONSOLIDATED AFFILIATES:
  Drill Stem.........................................  $     --   $    267   $   (419)
                                                       ========   ========   ========
OPERATING INCOME (LOSS):
  Drill Stem(c)......................................  $ 91,919   $ 96,844   $ (7,934)
  Premium Tubulars...................................    36,420     31,407     (8,942)
  Corporate..........................................   (12,903)   (15,367)   (16,138)
                                                       --------   --------   --------
                                                       $115,436   $112,884   $(33,014)
                                                       ========   ========   ========
CAPITAL EXPENDITURES FOR PROPERTY, PLANT AND
  EQUIPMENT:
  Drill Stem.........................................  $ 19,956   $ 16,670   $ 12,127
  Premium Tubulars...................................    14,468     20,698      6,716
  Corporate..........................................       389        734        203
                                                       --------   --------   --------
                                                       $ 34,813   $ 38,102   $ 19,046
                                                       ========   ========   ========
NON-CASH PORTION OF OTHER NONRECURRING CHARGES:
  Drill Stem.........................................  $     --   $ 30,500   $  9,454
                                                       ========   ========   ========

                                                                DECEMBER 31,
                                                       ------------------------------
                                                         1997       1998       1999
                                                       --------   --------   --------
TOTAL ASSETS(d)
  Drill Stem.........................................  $374,923   $457,709   $437,281
  Premium Tubulars...................................   286,418    279,706    294,591
  Corporate..........................................     1,257        899      2,703
                                                       --------   --------   --------
                                                       $662,598   $738,314   $734,575
                                                       ========   ========   ========

---------------

(a) The Company evaluates performance and allocates resources based on EBITDA, which is calculated as operating income (loss) adding back depreciation and amortization, excluding the impact of other charges. Calculations of EBITDA should not be viewed as a substitute to calculations under GAAP, in particular operating income and net income. In addition, EBITDA calculations by one company may not be comparable to another company.

                                 GRANT PRIDECO

(b) Includes inventory write-downs of $28.5 million for the year ended December 31, 1998, which have been classified as cost of sales in the accompanying Combined Statements of Operations.

(c) Includes a charge of $9.5 million relating to the decision to terminate our manufacturing arrangement in India for the year ended December 31, 1999. Includes $35.0 million of other charges relating to the reorganization and rationalization of our business in light of our industry conditions for the year ended December 31, 1998.

(d) Certain assets that are not directly attributable to a segment have been allocated to the segments primarily based upon revenues generated.

  Foreign Operations and Export Sales

     Financial information by geographic segment for each of the three years ended December 31, 1999 is summarized below. Revenues are attributable to countries based on the location of the entity selling products. Long-lived assets are long term assets excluding deferred tax assets.

                                              UNITED               LATIN
                                              STATES    CANADA    AMERICA    OTHER     TOTAL
                                             --------   -------   -------   -------   --------
                                                         (IN THOUSANDS)
1997
  Revenues.................................  $509,451   $45,080   $15,716   $59,774   $630,021
  Long-lived assets........................   228,754    19,713    44,399    18,487    311,353
1998
  Revenues.................................  $552,375   $31,925   $ 9,327   $52,827   $646,454
  Long-lived assets........................   276,374    18,399    76,559    16,686    388,018
1999
  Revenues.................................  $247,428   $15,610   $ 6,091   $17,241   $286,370
  Long-lived assets........................   331,813    17,663    83,269    27,085    459,830

  Major Customers and Credit Risk

     Substantially all of the Company's customers are engaged in the exploration and development of oil and gas reserves. The Company's drill pipe and related products are sold primarily to rig contractors, operators and rental companies. The Company's premium tubulars and connections are sold primarily to operators and distributors. This concentration of customers may impact the Company's overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. The Company performs ongoing credit evaluations of its customers and does not generally require collateral in support of its trade receivables. The Company maintains reserves for potential credit losses, and actual losses have historically been within the Company's expectations. Foreign sales also present various risks, including risks of war, civil disturbances and governmental activities that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair consideration. Most of the Company's foreign sales, however, are to large international companies or are secured by letter of credit or similar arrangements.

     In 1997, 1998 and 1999, there was no individual customer who accounted for 10% of combined revenues.

                                 GRANT PRIDECO

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following tabulation sets forth unaudited quarterly financial data for 1998 and 1999.

                                        1ST QTR.   2ND QTR.   3RD QTR.   4TH QTR.    TOTAL
                                        --------   --------   --------   --------   --------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
1998
  Revenues............................  $189,713   $172,002   $160,117   $124,622   $646,454
  Gross Profit........................    55,487     54,264(a)   47,893     8,776(a)  166,420
  Selling, General and
     Administrative(b)................    11,292     11,039     12,174     12,848     47,353
  Nonrecurring Charges................        --      4,450(a)       --     2,000(a)    6,450
  Operating Income (Loss).............    44,195     38,775(a)   35,742    (5,828)(a)  112,884
  Net Income (Loss)...................    25,496     23,832(a)   20,515    (4,123)(a)   65,720
  Pro Forma Earnings (Loss) Per
     Share(c)
     Basic............................      0.26       0.25       0.21      (0.04)      0.68
     Diluted..........................      0.26       0.24       0.21      (0.04)      0.67
1999
  Revenues............................  $ 81,303   $ 56,622   $ 58,851   $ 89,594   $286,370
  Gross Profit........................    11,359      7,284        456      5,002     24,101
  Nonrecurring Charges................        --         --         --      9,454(a)    9,454
  Selling, General and
     Administrative(b)................    11,512     11,208     12,140     12,382     47,242
  Operating (Loss)....................      (153)    (3,924)   (11,684)   (17,253)(a)  (33,014)
  Net (Loss)..........................    (2,230)    (4,727)   (10,443)   (16,111)(a)  (33,511)
  Pro Forma (Loss) Per Share(c)
     Basic............................     (0.02)     (0.05)     (0.10)     (0.15)     (0.33)
     Diluted..........................     (0.02)     (0.05)     (0.10)     (0.15)     (0.33)

---------------

(a) The Company incurred $9.5 million of pre-tax nonrecurring charges, $6.1 million net of tax, in the fourth quarter of 1999 relating to the decision to terminate our manufacturing arrangement in India. The Company incurred $7.0 million and $28.0 million of pre-tax nonrecurring charges in the second and fourth quarters of 1998, respectively. The effect of these charges, net of tax, in the second and fourth quarters was $4.5 million and $18.3 million, respectively. Of these charges, $2.5 million and $26.0 million related to the write-off of inventory in the second and fourth quarters, respectively, and have been classified as cost of sales in the accompanying Combined Statements of Operations.

(b) Includes Weatherford overhead charges of $250,000 in each of the quarters ended March 31, 1999 and June 30, 1999, $500,000 in each of the quarters ended September 30, 1999 and December 31, 1999 and $240,000 per quarter for the year ended December 31, 1998, respectively.

(c) Pro forma earnings per share has been calculated using Grant Prideco's pro forma basic and diluted weighted average shares outstanding for each of the periods presented. Grant Prideco's pro forma basic weighted average shares have been calculated by adjusting Weatherford's historical basic weighted average shares outstanding for the applicable period to reflect the number of Grant Prideco shares that would have been outstanding at the time assuming the distribution of one share of Grant Prideco common stock for each share of Weatherford common stock. Grant Prideco's pro forma diluted weighted average shares reflect an estimate of the potential dilutive effect of common stock equivalents. Such estimate is calculated based on Weatherford's dilutive effect of stock options and restricted stock. The effect of stock options and restricted stock is not included in the diluted weighted average shares computation for periods in which a loss occurs because to do so would have been anti-dilutive.

                                 GRANT PRIDECO

18. SUBSIDIARY GUARANTOR FINANCIAL INFORMATION

     The following condensed combining balance sheets as of December 31, 1998 and 1999, and the related condensed combining statements of operations and cash flows for each of the three years in the period ended December 31, 1999 are provided for the Company's domestic subsidiaries that we expect will be guarantors of debt securities issued by the Company in the future.

                              GRANT PRIDECO, INC.
                       CONDENSED COMBINING BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                     NON-
                                           PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          --------   ----------   ----------   ------------   ------------
                                                  ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents.............  $     --    $  4,113     $  1,957     $      --       $  6,070
  Accounts Receivable, Net..............        --      85,299       43,720            --        129,019
  Inventories...........................        --     149,302       36,965            --        186,267
  Current Deferred Tax Asset............        --       9,157        1,628            --         10,785
  Other Current Assets..................        --      10,594        7,561            --         18,155
                                          --------    --------     --------     ---------       --------
                                                --     258,465       91,831            --        350,296
                                          --------    --------     --------     ---------       --------
PROPERTY, PLANT AND EQUIPMENT...........        --     209,990       73,912            --        283,902
  Less: Accumulated Depreciation........        --      63,037       11,871            --         74,908
                                          --------    --------     --------     ---------       --------
                                                --     146,953       62,041            --        208,994
                                          --------    --------     --------     ---------       --------
GOODWILL, NET...........................        --     118,853       43,611            --        162,464
INVESTMENT IN AND ADVANCES TO
  SUBSIDIARIES..........................   541,721          --           --      (541,721)            --
INVESTMENT IN UNCONSOLIDATED
  AFFILIATES............................     6,848          --           --            --          6,848
OTHER ASSETS............................        --       1,553        8,159            --          9,712
                                          --------    --------     --------     ---------       --------
                                          $548,569    $525,824     $205,642     $(541,721)      $738,314
                                          ========    ========     ========     =========       ========

                                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Short-Term Borrowings and Current
    Portion of Long-Term Debt Term
    Debt................................  $     --    $  4,281     $ 48,600     $      --       $ 52,881
  Accounts Payable......................        --      37,821        3,556            --         41,377
  Current Deferred Tax Liability........        --          --        8,231            --          8,231
  Customer Advances.....................        --       5,248           --            --          5,248
  Purchase Credit.......................        --       8,000           --            --          8,000
  Other Accrued Liabilities.............        --      16,998       11,533            --         28,531
                                          --------    --------     --------     ---------       --------
                                                --      72,348       71,920            --        144,268
                                          --------    --------     --------     ---------       --------
SUBORDINATED NOTE TO WEATHERFORD........   100,000          --           --            --        100,000
LONG-TERM DEBT..........................        --       9,187           78            --          9,265
DEFERRED INCOME TAXES...................        --      24,147          691            --         24,838
OTHER LONG-TERM LIABILITIES.............     3,358       6,351        5,023            --         14,732
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY....................   445,211     413,791      127,930      (541,721)       445,211
                                          --------    --------     --------     ---------       --------
                                          $548,569    $525,824     $205,642     $(541,721)      $738,314
                                          ========    ========     ========     =========       ========

                              GRANT PRIDECO, INC.

                       CONDENSED COMBINING BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                      NON-
                                            PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                           --------   ----------   ----------   ------------   ------------
                                                  ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents..............  $     --    $  4,998     $  1,206     $      --       $  6,204
  Restricted Cash........................        --          --        3,658            --          3,658
  Accounts Receivable, Net...............        --      63,500       14,150            --         77,650
  Inventories............................        --     140,257       33,647            --        173,904
  Current Deferred Tax Asset.............        --       5,258          939            --          6,197
  Other Current Assets...................        --       2,671        1,754            --          4,425
                                           --------    --------     --------     ---------       --------
                                                 --     216,684       55,354            --        272,038
                                           --------    --------     --------     ---------       --------
PROPERTY PLANT AND EQUIPMENT.............        --     225,208       80,407            --        305,615
  Less: Accumulated Depreciation.........        --      82,013       16,893            --         98,906
                                           --------    --------     --------     ---------       --------
                                                 --     143,195       63,514            --        206,709
                                           --------    --------     --------     ---------       --------
GOODWILL, NET............................        --     122,738       65,027            --        187,765
INVESTMENT IN AND ADVANCES TO
  SUBSIDIARIES...........................   540,107          --        3,892      (543,999)            --
INVESTMENT IN UNCONSOLIDATED
  AFFILIATES.............................    37,453          --           --            --         37,453
OTHER ASSETS.............................        --      12,413       18,197            --         30,610
                                           --------    --------     --------     ---------       --------
                                           $577,560    $495,030     $205,984     $(543,999)      $734,575
                                           ========    ========     ========     =========       ========

                                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Short-Term Borrowings and Current
     Portion of Long-Term Debt...........  $  2,919    $  7,899     $  3,892     $      --       $ 14,710
  Accounts Payable.......................        --      42,107        5,352            --         47,459
  Current Deferred Tax Liability.........        --         717        6,427            --          7,144
  Customer Advances......................        --      18,503           --            --         18,503
  Other Accrued Liabilities..............       352      16,383        2,850            --         19,585
                                           --------    --------     --------     ---------       --------
                                              3,271      85,609       18,521            --        107,401
                                           --------    --------     --------     ---------       --------
SUBORDINATED NOTE TO WEATHERFORD.........   100,000          --           --            --        100,000
LONG-TERM DEBT...........................    20,433       3,843           --            --         24,276
DEFERRED INCOME TAXES....................        --      22,471       22,062            --         44,533
MINORITY INTEREST........................        --          --          886            --            886
OTHER LONG-TERM LIABILITIES..............        --       3,622            1            --          3,623
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY.....................   453,856     379,485      164,514      (543,999)       453,856
                                           --------    --------     --------     ---------       --------
                                           $577,560    $495,030     $205,984     $(543,999)      $734,575
                                           ========    ========     ========     =========       ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
REVENUES..............................  $    --    $510,306     $119,715      $     --       $630,021
                                        -------    --------     --------      --------       --------
COSTS AND EXPENSES:
  Cost of Sales.......................       --     396,737       75,042            --        471,779
  Selling, General and
     Administrative...................       --      34,263        7,623            --         41,886
  Weatherford Charges.................      920          --           --            --            920
                                        -------    --------     --------      --------       --------
                                            920     431,000       82,665            --        514,585
                                        -------    --------     --------      --------       --------
OPERATING INCOME (LOSS)...............     (920)     79,306       37,050            --        115,436
                                        -------    --------     --------      --------       --------
OTHER INCOME (EXPENSE):
  Interest Expense....................       --      (3,066)      (2,660)           --         (5,726)
  Weatherford Interest Expense........   (7,250)         --           --            --         (7,250)
  Equity in Subsidiaries, Net of
     Taxes............................   66,824          --           --       (66,824)            --
  Other, Net..........................       --        (102)        (294)           --           (396)
                                        -------    --------     --------      --------       --------
                                         59,574      (3,168)      (2,954)      (66,824)       (13,372)
                                        -------    --------     --------      --------       --------
INCOME (LOSS) BEFORE INCOME TAXES.....   58,654      76,138       34,096       (66,824)       102,064
INCOME TAX PROVISION (BENEFIT)........   (2,860)     30,285       13,125            --         40,550
                                        -------    --------     --------      --------       --------
NET INCOME (LOSS).....................  $61,514    $ 45,853     $ 20,971      $(66,824)      $ 61,514
                                        =======    ========     ========      ========       ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
REVENUES..............................  $    --    $552,869     $93,585       $     --       $646,454
                                        -------    --------     -------       --------       --------
COSTS AND EXPENSES:
  Cost of Sales.......................       --     411,237      68,797             --        480,034
  Selling, General and
     Administrative...................       --      38,782       7,611             --         46,393
  Equity Income in Unconsolidated
     Affiliates.......................     (267)         --          --             --           (267)
  Weatherford Charges.................      960          --          --             --            960
  Nonrecurring Charges................       --       6,450          --             --          6,450
                                        -------    --------     -------       --------       --------
                                            693     456,469      76,408             --        533,570
                                        -------    --------     -------       --------       --------
OPERATING INCOME (LOSS)...............     (693)     96,400      17,177             --        112,884
                                        -------    --------     -------       --------       --------
OTHER INCOME (EXPENSE):
Interest Expense......................       --      (2,795)     (1,963)            --         (4,758)
  Weatherford Interest Expense........   (7,250)         --          --             --         (7,250)
  Equity in Subsidiaries, Net of
     Taxes............................   70,789          --          --        (70,789)            --
  Other, Net..........................       --       3,732         960             --          4,692
                                        -------    --------     -------       --------       --------
                                         63,539         937      (1,003)       (70,789)        (7,316)
                                        -------    --------     -------       --------       --------
INCOME (LOSS) BEFORE INCOME TAXES.....   62,846      97,337      16,174        (70,789)       105,568
INCOME TAX PROVISION (BENEFIT)........   (2,874)     37,182       5,540             --         39,848
                                        -------    --------     -------       --------       --------
NET INCOME (LOSS).....................  $65,720    $ 60,155     $10,634       $(70,789)      $ 65,720
                                        =======    ========     =======       ========       ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                       --------   ----------   ----------   ------------   ------------
REVENUES.............................  $     --    $239,076     $ 47,294      $    --        $286,370
                                       --------    --------     --------      -------        --------
COSTS AND EXPENSES:
  Cost of Sales......................        --     217,858       44,411           --         262,269
  Selling, General and
     Administrative..................        --      38,305        7,437           --          45,742
  Equity Loss in Unconsolidated
     Affiliates......................       419          --           --           --             419
  Weatherford Charges................     1,500          --           --           --           1,500
  Nonrecurring Charges...............        --          --        9,454           --           9,454
                                       --------    --------     --------      -------        --------
                                          1,919     256,163       61,302           --         319,384
                                       --------    --------     --------      -------        --------
OPERATING LOSS.......................    (1,919)    (17,087)     (14,008)          --         (33,014)
                                       --------    --------     --------      -------        --------
OTHER INCOME (EXPENSE):
  Interest Expense...................      (338)     (3,441)        (314)          --          (4,093)
  Weatherford Interest Expense.......    (7,250)         --           --           --          (7,250)
  Equity in Subsidiaries, Net of
     Taxes...........................   (27,185)         --           --       27,185              --
  Other, Net.........................        --        (172)          34           --            (138)
                                       --------    --------     --------      -------        --------
                                        (34,773)     (3,613)        (280)      27,185         (11,481)
                                       --------    --------     --------      -------        --------
INCOME (LOSS) BEFORE INCOME TAXES....   (36,692)    (20,700)     (14,288)      27,185         (44,495)
INCOME TAX BENEFIT...................    (3,181)     (2,125)      (5,893)          --         (11,199)
                                       --------    --------     --------      -------        --------
NET INCOME (LOSS) BEFORE MINORITY
  INTEREST...........................   (33,511)    (18,575)      (8,395)      27,185         (33,296)
MINORITY INTEREST....................        --          --         (215)          --            (215)
                                       --------    --------     --------      -------        --------
NET INCOME (LOSS)....................  $(33,511)   $(18,575)    $ (8,610)     $27,185        $(33,511)
                                       ========    ========     ========      =======        ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Cash (Used) Provided by
     Operating Activities.............  $(5,310)   $  7,630     $  7,552        $--          $  9,872
                                        -------    --------     --------        ---          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Businesses, Net of
     Cash Acquired....................       --     (47,685)      (3,162)        --           (50,847)
  Capital Expenditures for Property,
     Plant & Equipment................       --     (24,089)     (10,724)        --           (34,813)
                                        -------    --------     --------        ---          --------
          Net Cash Used by Investing
            Activities................       --     (71,774)     (13,886)        --           (85,660)
                                        -------    --------     --------        ---          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on Debt, Net.............       --     (12,395)     (10,383)        --           (22,778)
  Stockholder's Investment............    5,310      79,899       20,257         --           105,466
                                        -------    --------     --------        ---          --------
          Net Cash Provided by
            Financing Activities......    5,310      67,504        9,874         --            82,688
                                        -------    --------     --------        ---          --------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS.........................       --       3,360        3,540         --             6,900
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.............................       --         792          511         --             1,303
                                        -------    --------     --------        ---          --------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR................................  $    --    $  4,152     $  4,051        $--          $  8,203
                                        =======    ========     ========        ===          ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Cash (Used) Provided by
     Operating Activities.............  $(5,069)   $  7,185     $  8,611        $--          $ 10,727
                                        -------    --------     --------        ---          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Businesses, Net of
     Cash Acquired....................       --      (9,002)      (8,398)        --           (17,400)
  Capital Expenditures for Property,
     Plant & Equipment................       --     (33,548)      (4,554)        --           (38,102)
  Proceeds on Sale of Assets..........       --       6,023           --         --             6,023
                                        -------    --------     --------        ---          --------
          Net Cash Used by Investing
            Activities................       --     (36,527)     (12,952)        --           (49,479)
                                        -------    --------     --------        ---          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on Debt, Net.............       --      (5,137)      (1,853)        --            (6,990)
  Stockholder's Investment............    5,069      34,440        4,100         --            43,609
                                        -------    --------     --------        ---          --------
          Net Cash Provided by
            Financing Activities......    5,069      29,303        2,247         --            36,619
                                        -------    --------     --------        ---          --------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS.........................       --         (39)      (2,094)        --            (2,133)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.............................       --       4,152        4,051         --             8,203
                                        -------    --------     --------        ---          --------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR................................  $    --    $  4,113     $  1,957        $--          $  6,070
                                        =======    ========     ========        ===          ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Cash (Used) Provided by
       Operating Activities...........  $(6,326)   $ 24,364     $ 47,202       $   --        $ 65,240
                                        -------    --------     --------       ------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Businesses, Net of
     Cash Acquired....................   (7,999)     (3,123)      (3,950)          --         (15,072)
  Capital Expenditures for Property,
     Plant & Equipment................       --     (13,038)      (6,008)          --         (19,046)
                                        -------    --------     --------       ------        --------
          Net Cash Used by Investing
            Activities................   (7,999)    (16,161)      (9,958)          --         (34,118)
                                        -------    --------     --------       ------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on Debt, Net.............       --      (7,318)     (46,907)          --         (54,225)
  Stockholder's Investment............   14,325          --        8,912           --          23,237
                                        -------    --------     --------       ------        --------
          Net Cash Provided (Used) by
            Financing Activities......   14,325      (7,318)     (37,995)          --         (30,988)
                                        -------    --------     --------       ------        --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS....................       --         885         (751)          --             134
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.............................       --       4,113        1,957           --           6,070
                                        -------    --------     --------       ------        --------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR................................  $    --    $  4,998     $  1,206       $   --        $  6,204
                                        =======    ========     ========       ======        ========

                              GRANT PRIDECO, INC.

SUBSIDIARY GUARANTOR FINANCIAL INFORMATION

     The following unaudited condensed consolidating balance sheet as of June 30, 2000, condensed combining statements of operations for the three and six month periods ended June 30, 1999, condensed consolidating statements of operations for the three and six month periods ended June 30, 2000 condensed combining statement of cash flows for the six months ended June 30, 1999, and condensed consolidating statement of cash flows for the six months ended June 30, 2000 are provided for the Company's domestic subsidiaries that we expect will be guarantors of debt securities issued by the Company in the future.

                              GRANT PRIDECO, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 2000
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         NON-
                                               PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                              --------   ----------   ----------   ------------   ------------
                                                    ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents.................  $     --    $  2,290     $  2,509     $      --       $  4,799
  Restricted Cash...........................        --          --        4,396            --          4,396
  Accounts Receivable, Net..................        --      89,615        6,748            --         96,363
  Inventories...............................        --     150,680       24,615            --        175,295
  Current Deferred Tax Asset................        --       5,258          689            --          5,947
  Other Current Assets......................        --       3,631        3,093            --          6,724
                                              --------    --------     --------     ---------       --------
                                                    --     251,474       42,050            --        293,524
                                              --------    --------     --------     ---------       --------
PROPERTY, PLANT AND EQUIPMENT...............        --     231,680       77,677            --        309,357
  Less: Accumulated Depreciation............        --      91,503       17,750            --        109,253
                                              --------    --------     --------     ---------       --------
                                                    --     140,177       59,927            --        200,104
                                              --------    --------     --------     ---------       --------
GOODWILL, NET...............................        --     122,346       59,871            --        182,217
INVESTMENT IN AND ADVANCES TO
  SUBSIDIARIES..............................   558,397          --           --      (558,397)            --
INVESTMENT IN UNCONSOLIDATED AFFILIATES.....    36,905          --           --            --         36,905
OTHER ASSETS................................        --      27,772        3,098            --         30,870
                                              --------    --------     --------     ---------       --------
                                              $595,302    $541,769     $164,946     $(558,397)      $743,620
                                              ========    ========     ========     =========       ========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-Term Borrowings and Current Portion
    of Long-Term Debt.......................  $  2,697    $ 22,877     $     --     $      --       $ 25,574
  Accounts Payable..........................        --      51,882        6,066            --         57,948
  Current Deferred Tax Liability............        --         717        6,427            --          7,144
  Customer Advances.........................        --       1,452           --            --          1,452
  Other Accrued Liabilities.................     7,814      18,314        4,917            --         31,045
                                              --------    --------     --------     ---------       --------
                                                10,511      95,242       17,410            --        123,163
                                              --------    --------     --------     ---------       --------
SUBORDINATED NOTE TO WEATHERFORD............   100,000          --           --            --        100,000
LONG-TERM DEBT..............................    18,047       4,198           --            --         22,245
DEFERRED INCOME TAXES.......................        --      17,785        9,714            --         27,499
MINORITY INTEREST...........................        --          --          955            --            955
OTHER LONG-TERM LIABILITIES.................    20,000       3,013            1            --         23,014
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY........................   446,744     421,531      136,866      (558,397)       446,744
                                              --------    --------     --------     ---------       --------
                                              $595,302    $541,769     $164,946     $(558,397)      $743,620
                                              ========    ========     ========     =========       ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
REVENUES..............................  $    --    $50,877       $5,745        $   --        $56,622
                                        -------    -------       ------        ------        -------
COSTS AND EXPENSES:
  Cost of Sales.......................       --     45,625        3,713            --         49,338
  Selling, General and
     Administrative...................       --      8,921        2,037            --         10,958
  Weatherford Charges.................      250         --           --            --            250
                                        -------    -------       ------        ------        -------
                                            250     54,546        5,750            --         60,546
                                        -------    -------       ------        ------        -------
OPERATING LOSS........................     (250)    (3,669)          (5)           --         (3,924)
                                        -------    -------       ------        ------        -------
OTHER INCOME (EXPENSE):
  Interest Expense....................   (1,813)      (874)         (50)           --         (2,737)
  Equity in Subsidiaries, Net of
     Taxes............................   (3,386)        --           --         3,386             --
  Other, Net..........................       --        136           57            --            193
                                        -------    -------       ------        ------        -------
                                         (5,199)      (738)           7         3,386         (2,544)
                                        -------    -------       ------        ------        -------
INCOME (LOSS) BEFORE INCOME TAXES.....   (5,449)    (4,407)           2         3,386         (6,468)
INCOME TAX PROVISION (BENEFIT)........     (722)    (1,020)           1            --         (1,741)
                                        -------    -------       ------        ------        -------
NET INCOME (LOSS) BEFORE MINORITY
  INTEREST............................   (4,727)    (3,387)           1         3,386         (4,727)
MINORITY INTEREST.....................       --         --           --            --             --
                                        -------    -------       ------        ------        -------
NET INCOME (LOSS).....................  $(4,727)   $(3,387)      $    1        $3,386        $(4,727)
                                        =======    =======       ======        ======        =======

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
REVENUES..............................  $    --    $116,659     $21,266        $   --        $137,925
                                        -------    --------     -------        ------        --------
COSTS AND EXPENSES:
  Cost of Sales.......................       --     100,967      18,315            --         119,282
  Selling, General and
     Administrative...................       --      18,438       3,782            --          22,220
  Weatherford Charges.................      500          --          --            --             500
                                        -------    --------     -------        ------        --------
                                            500     119,405      22,097            --         142,002
                                        -------    --------     -------        ------        --------
OPERATING LOSS........................     (500)     (2,746)       (831)           --          (4,077)
                                        -------    --------     -------        ------        --------
OTHER INCOME (EXPENSE):
  Interest Expense....................       --      (1,663)       (101)           --          (1,764)
  Weatherford Interest Expense........   (3,625)         --          --            --          (3,625)
  Equity in Subsidiaries, Net of
     Taxes............................   (4,276)         --          --         4,276              --
  Other, Net..........................       --         142         149            --             291
                                        -------    --------     -------        ------        --------
                                         (7,901)     (1,521)         48         4,276          (5,098)
                                        -------    --------     -------        ------        --------
INCOME (LOSS) BEFORE INCOME TAXES.....   (8,401)     (4,267)       (783)        4,276          (9,175)
INCOME TAX PROVISION BENEFIT..........   (1,444)       (452)       (322)           --          (2,218)
                                        -------    --------     -------        ------        --------
NET INCOME (LOSS).....................  $(6,957)   $ (3,815)    $  (461)       $4,276        $ (6,957)
                                        =======    ========     =======        ======        ========

                              GRANT PRIDECO, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
REVENUES..............................  $    --    $103,450      $9,085       $    --        $112,535
                                        -------    --------      ------       -------        --------
COSTS AND EXPENSES:
  Cost of Sales.......................       --      87,448       6,355            --          93,803
  Selling, General and
     Administrative...................       --      11,695       1,930            --          13,625
  Equity Income in Unconsolidated
     Affiliates.......................   (1,483)         --          --            --          (1,483)
                                        -------    --------      ------       -------        --------
                                         (1,483)     99,143       8,285            --         105,945
                                        -------    --------      ------       -------        --------
OPERATING INCOME......................    1,483       4,307         800            --           6,590
                                        -------    --------      ------       -------        --------
OTHER INCOME (EXPENSE):
  Interest Expense....................   (2,772)       (944)        (98)           --          (3,814)
  Equity in Subsidiaries, Net of
     Taxes............................    1,404          --          --        (1,404)             --
  Other, Net..........................       --        (378)        203            --            (175)
                                        -------    --------      ------       -------        --------
                                         (1,368)     (1,322)        105        (1,404)         (3,989)
                                        -------    --------      ------       -------        --------
INCOME (LOSS) BEFORE INCOME TAXES.....      115       2,985         905        (1,404)          2,601
INCOME TAX PROVISION (BENEFIT)........   (1,474)      2,090         372            --             988
                                        -------    --------      ------       -------        --------
NET INCOME (LOSS) BEFORE MINORITY
  INTEREST............................    1,589         895         533        (1,404)          1,613
MINORITY INTEREST.....................       --          --         (24)           --             (24)
                                        -------    --------      ------       -------        --------
NET INCOME (LOSS).....................  $ 1,589    $    895      $  509       $(1,404)       $  1,589
                                        =======    ========      ======       =======        ========

                              GRANT PRIDECO, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
REVENUES..............................  $    --    $199,608     $20,072        $  --         $219,680
                                        -------    --------     -------        -----         --------
COSTS AND EXPENSES:
  Cost of Sales.......................       --     173,423      14,803           --          188,226
  Selling, General and
     Administrative...................       --      22,410       3,803           --           26,213
  Equity Income in Unconsolidated
     Affiliates.......................   (2,090)         --          --           --           (2,090)
  Weatherford Charges.................      500          --          --           --              500
                                        -------    --------     -------        -----         --------
                                         (1,590)    195,833      18,606           --          212,849
                                        -------    --------     -------        -----         --------
OPERATING INCOME......................    1,590       3,775       1,466           --            6,831
                                        -------    --------     -------        -----         --------
OTHER INCOME (EXPENSE):
  Interest Expense....................   (5,483)     (1,666)       (161)          --           (7,310)
  Equity in Subsidiaries, Net of
     Taxes............................      272          --          --         (272)              --
  Other, Net..........................       --        (658)        268           --             (390)
                                        -------    --------     -------        -----         --------
                                         (5,211)     (2,324)        107         (272)          (7,700)
                                        -------    --------     -------        -----         --------
INCOME (LOSS) BEFORE INCOME TAXES.....   (3,621)      1,451       1,573         (272)            (869)
INCOME TAX PROVISION (BENEFIT)........   (2,632)      1,857         826           --               51
                                        -------    --------     -------        -----         --------
NET INCOME (LOSS) BEFORE MINORITY
  INTEREST............................     (989)       (406)        747         (272)            (920)
MINORITY INTEREST.....................       --          --         (69)          --              (69)
                                        -------    --------     -------        -----         --------
NET INCOME (LOSS).....................  $  (989)   $   (406)    $   678        $(272)        $   (989)
                                        =======    ========     =======        =====         ========

                              GRANT PRIDECO, INC.

                  CONDENSED COMBINING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                  NON-
                                        PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -------   ----------   ----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Cash (Used) Provided by
     Operating Activities.............  $(2,681)   $ 38,871     $ 10,890        $--          $ 47,080
                                        -------    --------     --------        ---          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Businesses, Net of
     Cash Acquired....................       --      (1,737)      (4,303)        --            (6,040)
  Capital Expenditures for Property,
     Plant & Equipment................       --      (7,139)        (744)        --            (7,883)
                                        -------    --------     --------        ---          --------
          Net Cash Used by Investing
            Activities................       --      (8,876)      (5,047)        --           (13,923)
                                        -------    --------     --------        ---          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on Debt, Net.............       --      (2,203)     (49,548)        --           (51,751)
  Stockholder's Investment............    2,681     (31,378)      42,422         --            13,725
                                        -------    --------     --------        ---          --------
          Net Cash Provided (Used) by
            Financing Activities......    2,681     (33,581)      (7,126)        --           (38,026)
                                        -------    --------     --------        ---          --------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS.........................       --      (3,586)      (1,283)        --            (4,869)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.............................       --       4,113        1,957         --             6,070
                                        -------    --------     --------        ---          --------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR................................  $    --    $    527     $    674        $--          $  1,201
                                        =======    ========     ========        ===          ========

                              GRANT PRIDECO, INC.

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2000
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                   NON-
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         -------   ----------   ----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Cash (Used) Provided by Operating
     Activities........................  $(1,261)   $(36,537)    $ 19,660        $--          $(18,138)
                                         -------    --------     --------        ---          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Businesses, Net of
     Cash Acquired.....................       --        (867)          --         --              (867)
  Capital Expenditures for Property,
     Plant & Equipment.................       --      (8,622)      (1,015)        --            (9,637)
                                         -------    --------     --------        ---          --------
          Net Cash Used by Investing
            Activities.................       --      (9,489)      (1,015)        --           (10,504)
                                         -------    --------     --------        ---          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on Revolving Credit
     Facility..........................       --      21,300           --         --            21,300
  Repayments on Debt, Net..............   (1,766)     (6,716)      (3,750)        --           (12,232)
  Proceeds from Stock Option
     Exercises.........................      720          --           --         --               720
  Purchases of Treasury Stock..........     (283)         --           --         --              (283)
  Predecessor Stockholder's
     Investment........................    2,590      28,734      (13,592)        --            17,732
                                         -------    --------     --------        ---          --------
          Net Cash Provided (Used) by
            Financing Activities.......    1,261      43,318      (17,342)        --            27,237
                                         -------    --------     --------        ---          --------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.....................       --      (2,708)       1,303         --            (1,405)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR..............................       --       4,998        1,206         --             6,204
                                         -------    --------     --------        ---          --------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR.................................  $    --    $  2,290     $  2,509        $--          $  4,799
                                         =======    ========     ========        ===          ========

                                EXHIBIT INDEX


             Exhibit 99.1 -- Press Release dated October 25, 2000